UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                                    Date of Report (Date of earliest event reported): November 7, 2020

ITRONICS INC.

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                                                                                                    Texas                                                                      33-18582                                                              75-2198369

                                                                                (State or other jurisdiction                                                      (Commission File                                                          (IRS Employer

                                                                                        of incorporation)                                                                  Number)                                                              Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada    89509

                        (Address of Principal Executive Offices)                      Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Appointment of Principal Officers

On November 7, 2020 Declan Costelloe was appointed to the position of Vice President Corporate Development. Mr. Costelloe is an Executive with significant experience in Corporate Finance and Strategic Development. He will develop and manage strategic relationships in the financial community to improve Itronics ability to obtain financing and expand financial market exposure.

Mr. Costelloe brings a wealth of resource industry and business experience to the Company. He has a strong science, engineering, and corporate management background that is complimentary to Itronics existing management team. Mr. Costelloe currently serves as President of Celtic Mining Ltd., an independent resource industry research and consulting firm. From 2010 to 2014, he served as Director, Executive Vice President and Chief Operating Officer with Colt Resources, a Canadian Gold and Tungsten exploration and development company. In 2007, he served as portfolio manager of the Goldfish Fund, a Colorado-based investment fund with a diversified portfolio primarily directed at the mining and natural resource exploration and development field. From 2000 to 2006, Mr. Costelloe served as research director and investment manager with Veneroso Associates Gold Advisors, an investment company focused on the gold industry.

Mr. Costelloe also has experience with environmental and human safety issues with more than five-years' experience as Program Manager & Instructor for the Lakewood, Colorado Community Emergency Response Team and has received extensive FEMA training. Because of the breadth of his experience, Mr. Costelloe is particularly qualified to understand the potential for Itronics "Zero Waste Energy Saving" technologies and to be able to credibly explain this to the financial community and to strategic partners. Mr. Costelloe has served as a director of several public companies including Alexandria Minerals Corp., Bravo Gold Corp., Colt Resources Inc., U.S. Gold Corporation and VG Gold Corp.

Mr. Costelloe is a chartered engineer (UK Engineering Council) and a mining geologist with over 30-years' experience. He holds a B.Sc. in geology from University College, Galway, and a B.Sc. in mining geology from the University of Wales, College Cardiff.

On October 19, 2020 John Key was promoted to Senior Vice President of the Company. Mr. Key joined the Company’s subsidiary, Whitney & Whitney, Inc., in May 2019 as Vice President, Projects. Mr. Key has been assisting in managing the Company’s development projects, including planning and developing the Wabuska expansion, and managing the development projects for application of the Rock Kleen tailings metal recovery and remediation process.

Mr. Key is a successful and innovative mining engineer, operating manager, and chief executive with proven success, including COO of Pine Point Mining Limited, CEO of a base metals junior, CEO and President of a public gold mining company, and an Operating General Manager with Teck Cominco, formerly Cominco Ltd. His operating experience includes rebuilding and funding a junior gold company and taking the exploration company into production, 20 years of mine management in increasingly diverse situations and lead roles in operating, capital, political, and development. Operations managed include Red Dog, the world’s largest zinc mine, Polaris Mine, 60 km from the magnetic north pole, and an underground lead/zinc mine at Magmont in Missouri.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: November 13, 2020                                                                                                                                              By: /S/ John W. Whitney

                                                                                                                                                                                            John W. Whitney

                                                                                                                                                                                            President, Treasurer and Director

                                                                                                                                                                                            (Principal Executive and Financial

                                                                                                                                                                                            Officer)